Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Debbie Mitchell	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	debbie.mitchell@cardinalhealth.com		sally.curley@cardinalhealth.com

CARDINAL HEALTH TO ACQUIRE CORDIS, A WORLDWIDE LEADER IN CARDIAC AND ENDOVASCULAR MEDICAL PRODUCTS FOR $1.944 BILLION IN CASH

•	Significantly advances Cardinal Health’s offering of interventional cardiology and endovascular solutions for integrated health systems and their patients

•	Creates immediate global scale and scope

•	Fiscal 2017, first full post-close year, accretion is expected to be greater than $0.20 in non-GAAP diluted earnings per share from continuing operations; increasingly accretive thereafter

DUBLIN, Ohio, March 2, 2015 —Cardinal Health today announced plans to acquire Johnson & Johnson’s Cordis business, a leading global manufacturer of cardiology and endovascular devices, for $1.944 billion in cash, or approximately $1.594 billion, net of the present value of tax benefits. The acquisition is expected to be financed with a combination of $1.0 billion in new senior unsecured notes and the remainder with existing cash. The transaction is expected to close in the United States and key non-U.S. countries towards the end of calendar 2015.

Assuming this timing, Cardinal Health expects fiscal 2017 accretion in non-GAAP diluted earnings per share (EPS1) from continuing operations of greater than $0.20 per share, which includes the cost of an incremental $0.07-$0.08 per share of interest expense associated with financing the transaction. The company expects the acquisition to be increasingly accretive thereafter and assumes that synergies will exceed $100 million annually by the end of fiscal 2018.

Headquartered in Fremont, Calif., Cordis had annual sales in 2014 of approximately $780 million, split almost evenly between cardiology and endovascular products. Cordis is a global company with a growing portfolio of products and talented people serving healthcare systems throughout the world. While the U.S. is the largest single market, 70 percent of total sales come from outside the U.S. Cordis’ international presence includes operations in more than 50 countries, including China, Japan, Germany, Italy, France, the United Kingdom, and Brazil.

“We are extremely excited about the acquisition of Cordis. This is a significant step forward in our cardiovascular strategy. Cordis brings with it a long and proud legacy of cardiovascular innovation. This move highlights our commitment to address a major pain point in healthcare systems through innovative new approaches to the management of physician preference items. This acquisition follows a sequence of strategic moves for Cardinal Health in the areas of cardiology, wound management and orthopedics. We are well-positioned to help customers standardize around mature medical devices, while bringing them innovative solutions around supply chain management, inventory optimization, and work flow tools and data to support the most effective management of the patient,” said George Barrett, chairman and CEO.

“With an aging population and the accompanying demand for less invasive medical treatments, health systems around the world are searching for the best way to bring quality care to their patients in the most cost-effective way. The acquisition of Cordis reinforces our strategic position to address this need and strengthens an important growth driver in the Cardinal Health portfolio,” Barrett continued.

Once the transaction is complete, the business will report to Don Casey, Cardinal Health’s Medical Segment chief executive officer and a medical device industry veteran.

Casey noted that Cardinal Health and Cordis have complementary skills and expertise, creating a combined talent base that will be world class in cardiovascular solutions. “We look forward to drawing heavily on the knowledge and innovative spirit of Cordis team members around the world. Additionally, Cordis’ global expertise and footprint provide an exciting opportunity to leverage scale in sourcing and manufacturing,” said Casey.

Proposed Acquisition Details

Cardinal Health has made a binding offer to acquire Johnson & Johnson’s Cordis business for $1.944 billion in cash. The information and consultation process with the employees’ representative bodies in applicable jurisdictions, including France and Germany, is under way. Upon completion of that process, Cardinal Health expects to enter into a definitive purchase and sale agreement in respect of the proposed acquisition. The proposed transaction will also be subject to customary closing conditions, including regulatory approvals, and is expected to close in the approximately 20 principal countries towards the end of calendar year 2015 and in the remaining countries on a rolling basis afterward.

Cardinal Health has obtained a commitment letter from Goldman Sachs Bank USA for a new $1.0 billion unsecured bridge loan in connection with the planned acquisition. The company plans to issue long-term debt prior to the transaction closing later this calendar year and terminate the bridge loan.

Wachtell, Lipton, Rosen and Katz and Jones Day served as legal advisors, and Goldman, Sachs & Co. served as Cardinal Health’s financial advisor on this transaction.

For more information on the Cordis acquisition, visit the Investors page at ir.cardinalhealth.com.

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss plans to acquire Cordis. To access the call and corresponding slide presentation, go to the Investors page at ir.cardinalhealth.com. The call also can be accessed by dialing 913-312-0400, conference ID#9328139. There is no pre-registration for the call; however, participants are advised to dial into the call at least 10 minutes prior to the start time.

Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will be available until Monday, March 9, 12 p.m. Eastern by dialing 719-457-0820, and using the conference call ID#9328139.

NON-GAAP FINANCIAL MEASURES (INCLUDING FOOTNOTE)

Footnote (1) Non-GAAP diluted earnings per share from continuing operations: (A) earnings from continuing operations, excluding (1) restructuring and employee severance, (2) amortization and acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits), and (6) loss on extinguishment of debt, each net of tax, (B) divided by diluted weighted average shares outstanding.

Cardinal Health presents non-GAAP diluted earnings per share from continuing operations on a forward-looking basis. The most directly comparable forward-looking GAAP measure is diluted earnings per share from continuing operations. Cardinal Health is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, because Cardinal Health cannot reliably forecast restructuring and employee severance, amortization and acquisition-related costs (which Cardinal Health expects to increase significantly as a result of the Cordis acquisition), impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, and LIFO charges/(credits), which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact Cardinal Health’s future financial results.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #22 on the Fortune 500, Cardinal Health employs 34,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

Cautions Concerning Forward-Looking Statements

This release contains forward-looking statements addressing Cardinal Health’s plans to acquire Cordis and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully complete the acquisition of Cordis on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the ability to retain customers and employees of the acquired business and to successfully integrate the acquired business into Cardinal Health’s operations, if the acquisition is completed; the ability to achieve the expected synergies as well as accretion in earnings, if the acquisition is completed; the occurrence of any event, change or other circumstance that could give rise to the termination of the binding offer or the purchase agreement (once executed); the conditions of the credit markets and an ability to issue debt on acceptable terms; or the outcome of any legal proceedings that may be instituted against the parties and others related to the planned acquisition. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management’s views as of March 2, 2015. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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